                                  EXHIBIT 10.2



                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                           WINTHROP INDUSTRIES, INC.,

                         MEDIA CAPITAL SUBSIDIARY, INC.

                                       AND

                          COMPASS KNOWLEDGE GROUP, INC.


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                                TABLE OF CONTENTS




         1.  Plan of Reorganization.......................................1

         2.  Terms of Merger..............................................2

         3.  Delivery of Shares...........................................5

         4.  Representations of Compass...................................5

         5.  Representations of WII and Dixon.............................7

         6.  Closing.....................................................13

         7.  Conditions Precedent to the Obligations
             of Compass..................................................13

         8.  Conditions Precedent to the Obligation of
             WII and WII Sub.............................................15

         9.  Indemnification.............................................15

        10.  Nature and Survival of Representations......................15

        11.  Documents at Closing........................................16

        12.  Finder's Fees...............................................17

        13.  Miscellaneous...............................................17

Signature Page...........................................................19

Exhibit A -     Plan and Articles of Merger
Exhibit B -     Compass Shareholder Schedule
Exhibit C -     Certificate of Amendment to Articles of Incorporation of WII
Exhibit D -     Investment Letter
Exhibit E -     Form of Certificate of Designation of Series A Preferred Stock




                                       (i)


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                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this day of November, 1999, by and among Winthrop Industries, Inc., a Nevada corporation (hereinafter "WII"); Media Capital Subsidiary, Inc., a newly-formed Florida corporation (hereinafter "WII Sub"); Lynn Dixon, the sole director of WII and WII Sub (hereinafter "Dixon"); and Compass Knowledge Group, Inc., a Florida corporation (hereinafter "Compass").

                                    RECITALS:

         WHEREAS, WII desires to acquire Compass as a wholly-owned subsidiary and to issue shares of WII common stock to the shareholders of Compass upon the terms and conditions set forth herein. WII Sub is a wholly-owned subsidiary corporation of WII which shall be merged into Compass, whereupon Compass shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of WII (WII Sub and Compass are sometimes collectively hereinafter referred to as the "Constituent Corporations").

         WHEREAS, the boards of directors of WII and Compass, respectively, deem it advisable and in the best interests of such corporations and their respective shareholders that WII Sub merge with and into Compass pursuant to this Agreement and the Plan and Articles of Merger in the form attached hereto as Exhibit "A" and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

         WHEREAS, WII Sub has an authorized capitalization consisting of 5,000 shares of no par value common stock, of which 1,000 shares shall be issued and outstanding and owned by WII as of the closing of the Merger Compass has an authorized capitalization consisting of 25,000,000 shares of common stock, $.01 par value ("Compass Common Stock"), of which 9,750,000 shares are issued and outstanding, or reserved for issuance, as of the date hereof; and 5,000,000 authorized shares of preferred stock, $.001 par value, of which 5,000 have been designated as Series A Senior Convertible Preferred Stock ("Preferred Stock"). Compass has 2,000 shares of Preferred Stock outstanding. All of said outstanding shares of Compass Common Stock and Preferred Stock are owned by the shareholders of Compass as set forth on the attached Exhibit "B" (hereafter "Compass Shareholders").

         NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. PLAN OF REORGANIZATION. The parties hereto do hereby agree that WII Sub shall be merged with and into Compass upon the terms and conditions set forth herein. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.





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         2. TERMS OF MERGER. In accordance with the provisions of this Agreement and the requirements of applicable law, WII Sub shall be merged with and into Compass as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 6 hereof). Compass shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of WII Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the following conditions:

         (a)  CORPORATE EXISTENCE.

                  (1) At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Florida corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

                  (2) At the Effective Date, (i) the Articles of Incorporation and the By-laws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and By-Laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

         (b)  EVENTS OCCURRING AT CLOSING.

                  (1) WII shall have authorized 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors. WII shall file a Certificate of Designation with the State of Nevada, designating 5,000 shares of its authorized preferred stock as Series A Senior Convertible Preferred Stock with rights and preferences as set forth in Exhibit "E".






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                  (2) WII shall have 3,000,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding not taking into effect the shares to be issued under this Agreement.

                  (3) WII shall have and will demonstrate to the reasonable satisfaction of Compass that it has no material assets and no debts, liabilities, liens and/or judgments, contingent or fixed, other than the proceeds of the WII Financing as described herein.

                  (4) WII shall have completed its private offering under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, of up to 2,650,000 shares of its common stock at $2.00 per share pursuant to its Private Placement Memorandum dated November 1, 1999 (the "Memorandum"). The gross proceeds of this offering (the "WII Financing") shall be $5,300,000. However, the transactions completed herein may be consummated upon receipt by WII of at least $4,000,000 in good funds under the WII Financing. All proceeds, less agreed upon costs, shall be delivered to the control of new management of WII at Closing in good funds. The WII Financing shall have been completed in compliance with all applicable state and federal securities laws and the securities sold shall be delivered at Closing to the investors in the WII Financing.

         (c) CONVERSION OF SECURITIES.

              As of the Effective Date and without any action on the part of WII, WII Sub, Compass or the holders of any of the securities of any of these corporations each of the following shall occur:

                  (1) Each share of Compass Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one share of WII Common Stock up to a maximum aggregate amount of 9,750,000 shares of WII Common Stock. All such shares of Compass Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of
         Section 3 hereof, certificates evidencing such number of shares of WII Common Stock, respectively, into which such shares of Compass Common Stock were converted. The holders of such certificates previously evidencing shares of Compass Common outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Compass Common except as otherwise provided herein or by law;

                  (2) Each share of Compass Series A Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into one share of WII Series A




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         Preferred Stock up to a maximum aggregate amount of 2,000 shares of WII
         Series A Preferred Stock. All such shares of Compass Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of WII Common Stock, respectively, into which such shares of Compass Series A Preferred Stock were converted. The holders of such certificates previously evidencing shares of Compass Series A Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Compass Series A Preferred Stock except as otherwise provided herein or by law;

                  (3) Any shares of Compass capital stock held in the treasury of Compass immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

                  (4) Each share of capital stock of WII Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, all of which shall be owned by WII;

                  (5) The shares of WII Common Stock previously issued and outstanding immediately prior to the Merger will remain outstanding, subject to the provisions of Section 2(b)(5) hereof, so that after conversion of the Compass Common and Preferred Stock, and the WII Financing, WII shall have no more than 15,400,000 shares of WII Common Stock outstanding and 2,000 shares of Preferred Stock outstanding.

                  (6) 500,000 of the 9,750,000 shares to be issued by WII to the shareholders of Compass shall be held by the Company for delivery to the University of Florida Health Services, Inc. ("UFHS") pending reaching an agreement with UFHS regarding an exchange of such shares for the ownership of UFHS in Intellicus, L.C. In the event such an agreement is not concluded within thirty days of Closing (or such reasonable period as extended by the parties), the 500,000 shares shall be cancelled on the books and records of WII.

         (d)  OTHER MATTERS.

                  (1) There shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of WII's Common Stock after the date hereof and there shall be no dividends paid on WII's Common Stock after the date hereof, in each case through and including the Effective Date.

                  (2) Compass and WII shall have received all requisite director and shareholder approval of all matters set forth herein and no shareholder of Compass or WII shall have exercised any dissenters rights under applicable corporate law.






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                  (3) WII shall file an amendment to its Articles of
         Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to reflect a name change to Compass Knowledge Holdings, Inc. or such other new name as selected by Compass, to authorize 5,000,000 shares of blank check preferred stock, and to put of record the 3.33 to 1 reverse stock split, reducing its outstanding shares of common stock to 3,000,000 shares from 10,000,000 shares, as set forth in the attached Exhibit "B". All references herein to shares of common stock of WII to be issued or as outstanding give effect to the 3.33 to 1 reverse split unless otherwise stated.

                  (4) WII shall file a Certificate of Designation covering 5,000 shares of Series A Preferred Stock in the form attached hereto as Exhibit "E".

                  (5) WII shall adopt a Stock Option Plan at Closing to include up to 1,500,000 shares of its common stock. The Plan shall include "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended and other options and similar rights. WII shall grant options under said plan to existing optionholders of Compass in exchange for their Compass options, at Closing, exercisable at $.75 per share, as designated by Compass subject to the reasonable approval of WII.

                  (6) The resignation of the existing WII officer and director and appointment of new officers and directors as directed by Compass.

         3. DELIVERY OF SHARES. On or as soon as practicable after the Effective Date, Compass will use its best efforts to cause the Compass Shareholders to surrender for cancellation certificates representing their shares of Compass Common Stock, against delivery of certificates representing the shares of WII Common Stock for which the Compass shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented an Compass stock certificate shall be deemed for all corporate purposes to evidence ownership of the same number of shares of WII Common Stock into which the Compass certificate shall have been so converted.

         4. REPRESENTATIONS OF COMPASS. Compass hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective Date:

                  (a) Except as noted on Exhibit "B", the Compass Shareholders listed on the attached Exhibit "B" are the sole owners of record and beneficially of the issued and outstanding capital stock of Compass.

                  (b) The Compass Common Stock and Preferred Stock constitutes duly authorized, validly issued shares of capital stock of Compass, fully paid and nonassessable and are the only capital shares of Compass outstanding.






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                  (c) The Compass unaudited financial statements as of June 30,
         1999, and the audited Intelicus, L.C. financial statements of December 31, 1998 and 1997, which have been delivered to WII (hereinafter referred to as the "Compass Financial Statements") are materially complete, accurate and fairly present the financial condition of the named indited as of the date thereof and the results of its operations for the periods covered. Other than as set forth in any schedule attached hereto, there are no material liabilities or obligations, either fixed or contingent, not disclosed in the Compass Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Compass as reflected in the Compass Financial Statements. Compass has or will have at Closing, good title to all assets shown on the Compass Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Compass financial statement have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

                  (d) Since June 30, 1999, there have not been any material adverse changes in the financial position of Compass except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Compass.

                  (e) Compass is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Compass Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Compass.

                  (f) Compass is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on Compass.

                  (g) Compass has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date.

                  (h) Compass has not materially breached any material agreement to which it is a party. Compass has previously given WII copies or access thereto of all material contracts, commitments and/or agreements to which Compass is a party including all relationships or dealings with related parties or affiliates.

                  (i) Compass has no subsidiary corporations except those disclosed in the Memorandum.





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                  (j) Compass has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of WII prior to the Effective Date, during reasonable business hours and on reasonable notice.

                  (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Compass is a party and this Agreement has been duly authorized by all appropriate and necessary corporate action and Compass, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Compass is a party.

                  (l) Information regarding Compass which is set forth in the Memorandum or which is otherwise used in connection with the Merger is true, complete and accurate in all material respects.

                  (m) Compass shall use its most diligent and reasonable best efforts to cause WII to become a reporting company with the S.E.C. on a timely basis so as to maintain its listing on the OTCBB.

         5. REPRESENTATIONS OF WII, WII SUB AND DIXON. WII, WII Sub and Dixon hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Effective
Date:

                  (a) As of the Effective Date, the shares of WII Common Stock and Preferred Stock to be issued and delivered to the Compass Shareholders hereunder will, when so issued and delivered, constitute duly authorized, validly and legally issued shares of WII capital stock, fully-paid and nonassessable and free of all liens and encumbrances.

                  (b) WII has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly authorized by the respective Boards of Directors of WII and WII Sub and by WII as the sole shareholder of WII Sub. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which WII or WII Sub is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to WII, WII Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of WII or WII Sub.







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                  (c) WII has delivered to Compass a true and complete copy of its (i) audited financial statements for the fiscal years ended December 31, 1998 and 1997, and unaudited interim financial statements for the period ended September 30, 1999, (the "WII Financial Statements"). The WII Financial Statements are complete, accurate and fairly present the financial condition of WII as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The WII audited financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of WII as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. WII Sub has no financial statements because it is currently being formed for the purpose of effectuating the Merger and it has no assets, liabilities, contracts or obligations of any kind other than as received or incurred in connection with its incorporation in Florida. WII has no subsidiaries except for WII Sub, and WII Sub has no subsidiaries.

                  (d) Since September 30, 1999, there have not been any material adverse changes in the financial condition of WII. At Closing, WII will have no material assets and no liabilities of any kind other than the cash proceeds from the WII Financing.

                  (e) Neither WII nor WII Sub is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the WII Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Dixon, threatened or contemplated against or affecting WII Sub, WII, its management or its properties.

                  (f) WII and WII Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

                  (g) WII and WII Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the WII Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Neither WII nor WII Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge.

                  (h) WII's authorized capital stock presently consists of: (i) 50,000,000 shares of Common Stock, $.001 par value, of which 10,000,000 shares are presently issued and outstanding, not giving effect to the reverse split.. WII Sub's capitalization consists of 5,000





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

         shares of no par value common stock ("WII Sub's Common Stock"), of which 1,000 shares outstanding, all of which owned by WII, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of WII and WII Sub are, or shall be at Closing, validly issued, fully paid and nonassessable. There are no existing options, calls, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either WII or WII Sub.

                  (i) WII and WII Sub have (and at the Closing they will have) disclosed in writing all events, conditions and facts materially affecting the business, financial conditions or results of operations of either WII or WII Sub.

                  (j) The corporate financial records, minute books, and other documents and records of WII and WII Sub have been made available to Compass prior to the Closing.

                  (k) WII has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that WII has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which WII is subject. WII hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Compass all relationships or dealings with related parties or affiliates.

                  (l) WII has complied with the provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with its initial public stock offering. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

                  (m) All information regarding WII which has been provided to Compass by WII or set forth in any document disseminated to the public or filed with the NASD or the Securities and Exchange Commission is true, complete and accurate in all material respects.

                  (n) WII is in compliance with, and WII has operated any businesses previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. WII has not received notice of any noncompliance with the foregoing.

                  (o) Without limiting the foregoing, WII and any other person or entity for whose conduct WII is legally held responsible are in material compliance with all applicable federal, state, regional, local or provincial laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health




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

         or safety, or environmental regulation or control (collectively, ?Environmental Laws?). Neither WII nor any other person or entity for whose conduct WII is legally responsible, has (i) received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim or proceeding alleging such violation or investigation by any governmental authority or any third party of any such violation,
         (ii) manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of WII?s properties or any other properties, (iii) become aware or received notice of the release or disposal of any hazardous substances in violation of any applicable Environmental Law, on, under or at any of WII?s properties or any other properties, (iv) become aware or received notice of any actual or potential material liability on the part of WII for the response to or remediation of any hazardous substance at or arising from any of WII?s properties or any other properties owned or operated by WII or any other person for whose conduct WII is legally responsible, or (v) become aware of or received notice of any actual or potential liability on the part of WII for the costs of response to or remediation of hazardous substances at or arising from any properties owned or operated by WII or any other person for whose conduct WII is or may be held responsible. For purposes of this Agreement, the term ?hazardous substance? shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials or petroleum and petroleum products and any substances defined as, or included in the definition of, ?hazardous substances,? ?hazardous wastes,? ?hazardous materials? or ?toxic substances? under any Environmental Law. No Environmental Law imposes any obligation upon WII arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any governmental authority, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree.

                  (p) WII has filed all required documents, reports and schedules with the SEC and NASD since February 13, 1997 (collectively, the "WII SEC Documents"). As of their respective dates, the WII SEC Documents complied in all material respects with the requirements of the Securities Act or the NASD rules and regulations, as the case may be, and, at the respective times they were filed, none of the WII SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of WII included in the WII SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved





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

         (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of WII as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). WII has not, since February 13, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

                  (q) Except as and to the extent specifically disclosed in this Agreement and those that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the WII Financials, there is no basis for the assertion against WII of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect thereto. Except as set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from WII to any employee, director or officer or former employee, director or officer of WII, (b) increase any benefits otherwise payable to any employee, director or officer or former employee, director or officer of WII, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

                  (r) No patent, formula, process, trade secret, trademark, trade name, assumed name or copyright used by WII, including all intellectual property used in the operation of the business of WII (collectively, the ?WII Intellectual Property?), infringes on any patent, copyright, trademark or other intellectual property right of any person, or violates the terms of any agreements related thereto, nor have there been any claims of infringement or to WII?s knowledge, threatened against WII.

                  (s) No aspect of WII?s business, operations or assets is of such character as would restrict WII from carrying on the business of Compass and its subsidiaries as it is presently being conducted.

                           (i) WII has no consultants or independent contractors
                  to whom it is paying compensation for services.

                           (ii) WII no material contracts, commitments,
                  arrangements, or understandings relating to its business, operations, financial condition, or prospects. For purposes of this Section, ?material? means payment or performance of a contract, commitment, arrangement or understanding entered into in the ordinary course of business which is expected to
                  (i) involve payments in excess of $10,000 per year, (ii) have a duration exceeding one (1) year, or (iii) any contract, commitment, arrangement or understanding entered into not in the ordinary course of business.

                           (iii) Other than this Agreement and the transactions
                  contemplated hereby, there are no outstanding contracts, commitments or bids, or services, development or sales proposals.

                           (iv) There are no outstanding lease or purchase
                  commitments of WII.

                  (t) No representation or warranty by WII contained in this Agreement and no statement contained in any certificate or schedule furnished pursuant to the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current event or condition of any kind or character pertaining to WII that may reasonably be expected to have a material adverse effect on WII or Compass and its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by WII in connection herewith have been and will be complete originals, or exact copies thereof.

                  (u) Assuming all such consents and approvals have been obtained and assuming the appropriate filings and mailings are made by WII under the Securities Act and the NASD and with the Secretary of State of Florida and Nevada, the execution and delivery by WII of this Agreement and the closing documents and the consummation by WII of the transactions contemplated hereby do not and will not require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); (b) violate in any material respect the terms of any material instrument, document or agreement to which WII is a party, or by which WII or the property of WII is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time or both) a material default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of WII; (c) violate in any respect the terms of any instrument, document or agreement to which WII is a party, or by which WII or the property of WII is bound, or be in conflict in any respect with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of WII if the aggregate effect of all such violations listed in this subsection (c) results in a material adverse effect on WII taken as a whole; (d) violate WII?s Articles of Incorporation or Bylaws; or (e) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to WII, or its business or assets. WII is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of WII and Compass after the closing.

         6. CLOSING. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about November 15, 1999, or such later date as mutually agreed to by all parties hereto. The "Effective Date" of the Merger shall be that date on which executed copies of the attached Plan and Articles of Merger is filed with the Secretary of State of Florida.

         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPASS. All obligations of Compass under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

                  (a) The representations and warranties by or on behalf of WII, WII Sub and Dixon contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

                  (b) WII and WII Sub shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing including the successful completion of the WII Financing.

                  (c) On or before the Closing, the shareholders of WII by majority written consent, the sole director of WII and WII Sub, and WII as sole shareholder of WII Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

                  (d) On or before the Closing Date, WII and WII Sub shall have delivered certified copies of resolutions of the sole shareholder and director of WII Sub and of the sole director and shareholders of WII approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable WII and WII Sub to comply with the terms of this Agreement including the election of Compass's nominees to the Board of Directors of WII, the adoption of an Employee Stock Option Plan in the form provided by Compass and all matters outlined herein.

                  (e) The Merger shall be permitted by applicable state law and WII shall have sufficient shares of its capital stock authorized to complete the Merger.

                  (f) At Closing, Dixon shall have resigned in writing from his positions as sole director and officer of WII effective upon the election and appointment of the Compass nominees as set forth in the Memorandum or as otherwise designated by Compass.

                  (g) At the Closing, all instruments and documents delivered to Compass Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Compass.

                  (h) At the Closing, upon consummation of the Merger, WII shall have the same authorized and issued capital as at present except as described in Section 2(b)(2) hereof.

                  (i) The shares of restricted WII capital stock to be issued to Compass Shareholders at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

                  (j) Compass shall have received the advice of its tax advisor that this transaction is a tax free reorganization as to the exchanging Compass common shareholders.

                  (k) Compass shall have received all necessary and required approvals and consents from required parties and its shareholders.

                  (l) At the Closing, WII and WII Sub shall have delivered to Compass an opinion of its counsel dated as of the Closing to the effect that:

                           (i) WII and WII Sub, each is a corporation duly
                  organized, validly existing and in good standing under the laws of the jurisdiction of incorporation;

                           (ii) This Agreement has been duly authorized,
                  executed and delivered by WII and WII Sub and is a valid and binding obligation of WII and WII Sub enforceable in accordance with its terms;

                           (iii) WII and WII Sub each through its Board of
                  Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

                           (iv) The documents executed and delivered to Compass
                  and Compass Shareholders hereunder are valid and binding in accordance with their terms and vest in Compass Shareholders, as the case may be, all right, title and interest in and to the shares of WII's Common Stock and Preferred Stockto be issued pursuant to Section 2 hereof, and the shares of WII capital stock when issued will be duly and validly issued, fully-paid and nonassessable; and

                           (v) WII and WII Sub each has the corporate power to
                  execute, deliver and perform under this Agreement.

                           (vi) Legal counsel for WII and WII Sub is not aware
                  of any liabilities, claims or lawsuits involving WII or WII
                  Sub.

      8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WII AND WII SUB. All obligations of WII and WII Sub under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  (a) The representations and warranties by Compass contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

                  (b) Compass shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

                  (c) Compass shall cause at or as soon as practicable after Closing, each of its shareholders to deliver to WII, a letter commonly known as an "Investment Letter," in substantially the form attached hereto as Exhibit "D", acknowledging that the shares of WII Common Stock are being acquired by said shareholders for investment purposes.

                  (d) Compass shall deliver an opinion of its legal counsel to the effect that:

                           (i) Compass is a corporation duly organized, validly
                  existing and in good standing under the laws of the state of its incorporation;

                           (ii) This Agreement has been duly authorized,
                  executed and delivered by Compass.

         9. INDEMNIFICATION. For a period of two years from the Closing, Dixon, WII and WII Sub agree to jointly and severally indemnify and hold harmless Compass, its officers, directors and employees, and Compass agrees to indemnify and hold harmless Dixon, WII and WII Sub, against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder. Subject to a threshold limit of $50,000 and except as otherwise covered by insurance.

         10. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         11. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

                  (a) Compass will deliver, or will cause to be delivered, to WII the following:

                           (i) a certificate executed by the President and
                  Secretary of Compass to the effect that all representations and warranties made by Compass under this Agreement are true and correct as of the Closing, the same as though originally given to WII or WII Sub on said date;

                           (ii) a certificate from the state of Compass's
                  incorporation dated at or about the Closing to the effect that Compass is in good standing under the laws of said state;

                           (iii) Investment Letters in the form attached hereto
                  as Exhibit "D" executed by each Compass Common Shareholder, some of which may be delivered after Closing;

                           (iv) such other instruments, documents and
                  certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                           (v) executed copies of the Plan and Articles of
                  Merger for filing; and certified copies of resolutions adopted by the shareholders and directors of Compass authorizing the Merger; and

                           (vi) all other items, the delivery of which is a
                  condition precedent to the obligations of WII and WII Sub, as set forth herein.

                           (vii) the legal opinion required by Section 8(d)
                  hereof.

         (b) WII and WII Sub will deliver or cause to be delivered to Compass:

                           (i) stock certificates representing those securities
                  of WII to be issued as a part of the Merger as described in
                  Section 2 hereof;

                           (ii) a certificate of the President/Secretary of WII
                  and WII Sub, respectively, to the effect that all representations and warranties of WII and WII Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to Compass on said date;

                           (iii) certified copies of resolutions adopted by
                  WII's and WII Sub's Board of Directors and WII's and WII Sub's Stockholders authorizing the Merger and all related matters;

                           (iv) certificates from the jurisdiction of
                  incorporation of WII and WII Sub dated at or about the Closing Date that each of said corporations is in good standing under the laws of said state;

                           (v) opinion of WII's counsel as described in Section
                  7(l) above;

                           (vi) Net proceeds from WII Financing;

                           (vii) such other instruments and documents as are
                  required to be delivered pursuant to the provisions of this Agreement;

                           (viii) resignation of Dixon as the sole officer and
                  director of WII and WII Sub; and

                           (ix) all other items, the delivery of which is a
                  condition precedent to the obligations of Compass, as set forth in Section 7 hereof, including the net proceeds of the WII Financing.

         12. FINDER'S FEES. Dixon, WII and WII Sub, jointly and severally, represent and warrant to Compass, and Compass represents and warrants to each of Dixon, WII and WII Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby, other than as described in the Memorandum. In this regard, Dixon, WII and WII Sub, jointly and severally, on the one hand, and Compass on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability, other than as described in the Memorandum.

         13. MISCELLANEOUS.

                  (a) Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  (c) Termination. All obligations hereunder may be terminated at the discretion of either party's Board of Directors if (i) the closing conditions specified in Sections 7 and 8 are not met by October 29, 1999, (with the exception of the delivery of the Investment Letters) unless unanimously extended, or (ii) any of the representations and warranties made herein have been materially breached.

                  (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

                  (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

                  (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                  (i) Entire Agreement. This Agreement and the attached Exhibits including the Plan and Articles of Merger attached hereto as Exhibit "A" is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

                  (j) Time. Time is of the essence.

                  (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

                  (l) Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto.

                  (m) Applicable Law. This Agreement shall be construed and governed by the laws of the State of Nevada.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



MEDIA CAPITAL SUBSIDIARY, INC.              WINTHROP INDUSTRIES, INC.



By:                                         By:
    -------------------------------             --------------------------------
    Lynn Dixon, President/Secretary             Lynn Dixon, President/Secretary




                                                --------------------------------
                                                Lynn Dixon, individually


                                                COMPASS KNOWLEDGE GROUP, INC.


                                                 By:
                                                    ----------------------------
                                                    Dan Devine, President

                                                STOCKHOLDERS OF COMPASS
                                                KNOWLEDGE GROUP, INC.



                                                --------------------------------
                                                Dan Devine



                                                --------------------------------
                                                Rogers W. Kirven, Jr.



                                                CloverLeaf Capital Advisors, LLC



                                                By:
                                                   -----------------------------

                                   EXHIBIT "A"

                     TO AGREEMENT AND PLAN OF REORGANIZATION

                           PLAN AND ARTICLES OF MERGER

                                   EXHIBIT "B"

                     TO AGREEMENT AND PLAN OF REORGANIZATION

                       LIST OF COMPASS COMMON STOCKHOLDERS



                                                          COMMON SHARES TO BE
NAME                                                        ISSUED AT CLOSING
----                                                      -------------------
Rogers W. Kirven, Jr.                                          4,809,289

Dan Devine                                                     3,482,587

University of Florida Health Services, Inc.                      500,000

Cloverleaf Capital Advisors, LLC                                 767,250

David Colburn                                                    130,874

Michael Borcheck                                                  60,000
                                                               ---------
                                                               9,750,000
                                                               =========

                         SERIES A PREFERRED STOCKHOLDERS

NAME                                                             SHARES
----                                                             ------
Pioneer Ventures Associates                                       2,000
         Limited Partnership

                                   EXHIBIT "C"

                     TO AGREEMENT AND PLAN OF REORGANIZATION

                  AMENDMENT TO ARTICLES OF INCORPORATION OF WII

                                   EXHIBIT "D"


                     TO AGREEMENT AND PLAN OF REORGANIZATION

                                INVESTMENT LETTER

                                   EXHIBIT "E"

                     TO AGREEMENT AND PLAN OF REORGANIZATION

         FORM OF CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK